Exhibit 10.2

AMENDED AND RESTATED

SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT dated as of May 7, 2013 (this “Security Agreement”) is being entered into among TETRA TECH, INC., a Delaware corporation (the “Company” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Subsidiary Guarantor” and a “Grantor”, and together with the Company, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A.            Pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Administrative Agent and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrowers a revolving credit facility and a term loan facility.

B.           Certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements.

C.            It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and such Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree as follows:

1.             Certain Definitions.  Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise.

2.             Grant of Security Interest.  The Company hereby grants as collateral security for the payment, performance and satisfaction of all of the Obligations and the obligations and liabilities of any Loan Party now existing or hereafter arising, and each Subsidiary Guarantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Subsidiary Guarantor’s Obligations (as defined in the Subsidiary Guaranty to which it is a party)

and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents and any Secured Cash Management Agreements and Secured Hedge Agreements to which it is now or hereafter becomes a party (such obligations and liabilities of the Company and the other Grantors referred to collectively as the “Secured Obligations”), to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, the following property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(a)           All accounts, including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b)           All general intangibles arising out of or related to any Accounts, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments related thereto, including all contracts or contract rights to perform or receive services, to purchase or sell goods, and to enforce all rights thereunder, all causes of action, and all payment intangibles, all claims under guaranties arising out of or related thereto (collectively referred to hereinafter as “General Intangibles”);

(c)           All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(d)           All instruments, including all promissory notes, evidencing any obligation for payment for goods sold or leased or services rendered (collectively referred to hereinafter as “Instruments”);

(e)           All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(f)            All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored));

(g)           All indebtedness, however evidenced, of any Subsidiary to the Company and all indebtedness, however evidenced, of the Company or any Subsidiary to any Grantor (other than the Company); and

(h)           All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (h) are herein collectively referred to as the “Collateral.”

3.             Perfection.  As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)           furnished the Administrative Agent with duly authorized financing statements (or financing statement amendments) in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements; and

(b)           made, executed, endorsed, acknowledged, filed and/or delivered to the Administrative Agent from time to time such control agreements, certificates, assignments, conveyances, transfer endorsements, powers of attorney and other assurances or instruments and taken such further steps relating to the Collateral as the Administrative Agent may have reasonably required;

in each case with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, assignments, conveyances, transfer endorsements, powers of attorney and other assurances and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”.  The delivery or possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4.             Maintenance of Security Interest; Further Assurances.

(a)           Each Grantor will from time to time at its own expense, deliver such Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the applicable Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.  Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b)           With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with any Perfection Document or Perfection Action.  All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)           Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

(d)           After the occurrence and during the continuance of a Default, each Grantor will execute and file such assignment of claims forms under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, as may be necessary or desirable, or as the Administrative Agent may from time to time request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby (free of all other liens, claims and rights of third parties whatsoever).

5.             Receipt of Payment.  In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6.             Preservation and Protection of Collateral.  The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise.  Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause or (ii) any diminution in the value thereof.

7.             Status of Grantors and Collateral Generally.  Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)           It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so.  All sums so disbursed by the Administrative Agent, including all fees, charges and disbursements of counsel (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)           It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for Dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Administrative Agent for the benefit of the Secured Parties.

(c)           It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)           No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)           Schedule 7(e) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), and (iii) the address of the chief executive office of each Grantor as of its Applicable Date and (if different from the chief executive office) each other location at which Collateral or records concerning the Collateral are kept.  No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), or change the location of its chief executive office or (if different from the chief executive office) other location at which Collateral or records concerning the Collateral are kept, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

8.             Inspection.  The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors.

9.             Collections, Etc.

(a)           Until such time during the existence of an Event of Default as the Administrative Agent shall notify such Grantor of the revocation of such power and authority, each Grantor (i) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request or, in the absence of such request, as such Grantor may deem advisable, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral.

(b)           In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

(c)           Upon request by the Administrative Agent during the existence of a Default, each Grantor will establish a deposit account with the Administrative Agent (an “Assignee Deposit Account”) and will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Grantor at any time in full or partial payment or otherwise as proceeds of any of the Collateral for deposit in the Assignee Deposit Account as security for payment of the Secured Obligations. Except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by any Grantor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent.  No Grantor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Administrative Agent may, from time to time, in its discretion, and shall upon request of the applicable Grantor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Secured Obligations, whether or not then due, in such order of application as the Administrative Agent may determine, and the Administrative Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Grantor.

10.          Rights and Remedies Upon Event of Default.  Upon and after an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security

Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)           All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b)           The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process; and

(c)           The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of the Collateral, including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Collateral; (iv) take control, in any manner, of any item of payment or proceeds; (v) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); and (vi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Collateral.

The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned.   In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor.  All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement.  Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

11.          Attorney-in-Fact.  Each Grantor hereby appoints the Administrative Agent as such Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.  Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)           to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations;

(d)           to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e)           to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

12.          Reinstatement.  The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment  had not been made. The provisions of this Section 12 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

13.          Certain Waivers by the Grantors.  Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties.  Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

14.          Continued Powers.  Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

15.          Other Rights.  The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law.  Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

16.          Anti-Marshaling Provisions.  The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations.  Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement.  Each

Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

17.          Entire Agreement.  This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents.  The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof.  Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18.          Third Party Reliance.  Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

19.          Binding Agreement; Assignment.  This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein.  Without limiting the generality of the foregoing sentence of this Section 19, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations).  All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

20.          Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

21.          Severability.  If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22.          Counterparts.  This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.  Without limiting the foregoing provisions of this Section 22, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Agreement.

23.          Termination.  Subject to the provisions of Section 12, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date.  Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

24.          Notices.  Any notice required or permitted hereunder shall be given (a) with respect to any Grantor, at the address then in effect for the giving of notices to the Company under the Credit Agreement, and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25.          Joinder.  Each Person who shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder.  Each Security Joinder Agreement shall be accompanied by the Supplemental Schedule referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property.  The Schedule attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedule.

26.          Rules of Interpretation.  The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference.  All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

27.          Governing Law; Jurisdiction; Etc.

(a)           THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR,

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 24.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

28.          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

29.          Amendment and Restatement.  The parties hereto agree that the Security Agreement (as in effect prior to the effectiveness of this Security Agreement, the “Existing Security Agreement”) dated as of March 28, 2011 among the Company, the Subsidiaries of the Company party thereto and the Administrative Agent is hereby amended and restated by this Security Agreement, and this Security Agreement shall constitute neither a release nor novation of any obligation, liability or Lien arising under the Existing Security Agreement, and such obligation, liabilities and Liens shall continue in effect on the terms hereof.

 [Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Security Agreement on the day and year first written above.

GRANTORS:

TETRA TECH, INC.

By:	/s/ Dan L. Batrack
Name:	Dan L. Batrack
Title:	Chairman and Chief Executive Officer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
AMERICAN ENVIRONMENTAL GROUP, LTD.
ARD, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
PRO-TELLIGENT, LLC
ROONEY ENGINEERING, INC.
TETRA TECH CONSTRUCTION, INC.
TETRA TECH EC, INC.
TETRA TECH ES, INC.
TETRA TECH TESORO, INC.
WESTERN UTILITY CONTRACTORS, INC.

By:	/s/ Dan L. Batrack
Name:	Dan L. Batrack
Title:	Vice President

TETRA TECH EXECUTIVE SERVICES, INC.

By:	/s/ Dan L. Batrack
Name:	Dan L. Batrack
Title:	Chief Executive Officer

TETRA TECH HOLDING LLC

By:	TETRA TECH, INC., its Sole Member

	By:	/s/ Dan L. Batrack
	Name:	Dan L. Batrack
	Title:	Chairman and Chief Executive Officer

Tetra Tech, Inc.

Amended and Restated Security Agreement

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Robert J. Rittelmeyer
Name:	Robert J. Rittelmeyer
Title:	Vice President

Tetra Tech, Inc.

Amended and Restated Security Agreement

Signature Page

SCHEDULE 7(e)

Grantor Information

I. Name	II. Jurisdiction of Formation / Form of Equity / I.D. Number	III. Address of Chief Executive Office	IV. Trade Styles	V. Collateral Locations (and Type of Collateral)	VI. Name and address of Owner of Collateral Location (If other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
Tetra Tech, Inc.	Delaware / Corporation / 2151089	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Advanced Management Technology, Inc.	Virginia / Corporation / 0312892-3	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
American Environmental Group, Ltd.	Ohio / Limited Liability Company 1286263	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Ardaman & Associates, Inc.	Florida / Corporation / L40551	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
ARD, Inc.	Vermont / Corporation / V23838-0	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Cosentini Associates, Inc.	New York / Corporation / 117079	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
PRO-telligent, LLC	Delaware / Limited Liability Company 3155867	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Rooney Engineering, Inc.	Colorado / Corporation 19871391560	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Tetra Tech Construction, Inc.	New York / Corporation / 959182	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.

I. Name	II. Jurisdiction of Formation / Form of Equity / I.D. Number	III. Address of Chief Executive Office	IV. Trade Styles	V. Collateral Locations (and Type of Collateral)	VI. Name and address of Owner of Collateral Location (If other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
Tetra Tech EC, Inc.	Delaware / Corporation / 3623996	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Tetra Tech ES, Inc.	Delaware / Corporation / 2504608	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Tetra Tech Executive Services, Inc.	California / Corporation / C2262650	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Tetra Tech Holding LLC	Delaware / Limited Liability Company 4871509	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Tetra Tech Tesoro, Inc.	Virginia / Corporation / 0485717-3	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.
Western Utility Contractors, Inc.	Illinois / Corporation / 59086081	3475 East Foothill Boulevard, Pasadena, California 91107	None	Pasadena, CA / Accounts, General Intangibles, etc.	Not applicable.	Not applicable.

EXHIBIT A

Form of Security Joinder Agreement

SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT dated as of                           , 20     (this “Security Joinder Agreement”), is made by                                                               , a                                  (the “Joining Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement).

RECITALS:

A.            Tetra Tech, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party thereto and the Administrative Agent are party to the Amended and Restated Security Agreement dated as of May 7, 2013 (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Security Agreement”).

B.            The Joining Grantor is a Subsidiary of the Company and is required by the terms of the Amended and Restated Credit Agreement dated as of May 7, 2013 among the Company, the Designated Borrowers, the Administrative Agent and the lenders now or hereafter party thereto (as in effect on the date hereof and as amended, restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”) to become a Subsidiary Guarantor and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement).

C.            The Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Grantor hereby agrees as follows:

1.             Joinder.  The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and

Exhibit A - 1

performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

2.             Affirmations.  The Joining Grantor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3.             Supplemental Schedule.  Attached to this Security Joinder Agreement is a duly completed schedule (the “Supplemental Schedule”) supplementing as thereon indicated the Schedule to the Security Agreement.  The Joining Grantor represents and warrants that the information contained on the Supplemental Schedule with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4.             Severability.  If any provision of this Security Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.             Counterparts.  This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor.  Without limiting the foregoing provisions of this Section 5, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

6.             Delivery.  The Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Security Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

7.             Governing Law; Jurisdiction; Waiver of Jury Trial; Etc.  The provisions of Sections 27 and 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows.]

Exhibit A - 2

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

[ ]

By:
Name:
Title:

Exhibit A - 3

SUPPLEMENTAL

SCHEDULE 7(e)

Grantor Information

I. Name	II. Jurisdiction of Formation / Form of Equity / I.D. Number	III. Address of Chief Executive Office	IV. Trade Styles	V. Collateral Locations (and Type of Collateral)	VI. Name and address of Owner of Collateral Location (If other than Grantor)	VII. Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Delivered pursuant to Security Joinder Agreement of                                                               .

Applicable Date:                      , 20

Exhibit A - 4